UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
April 10, 2006
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
VALENTEC SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11454	59-2332857

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2629 York Avenue, Minden, LA	71055

(Address of principal executive offices)	(Zip code)

(318) 382-4574

Registrant’s telephone number, including area code:
ACORN HOLDING CORP.
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On February 15, 2006, Acorn Holding Corp., a Delaware corporation, (the “Company”) obtained the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding voting power of the Company’s common stock, par value $0.01 per share (the “Common Stock”), approving amendments to the Company’s Certificate of Incorporation to (i) change the name of the Company from ‘Acorn Holding Corp.’ to ‘Valentec Systems, Inc.’ and (ii) increase the number of shares of the Company’s authorized capital stock to 260,000,000 shares, of which 250,000,000 shares will be Common Stock and 10,000,000 shares will be preferred stock, par value $0.01.
     The Company filed a definitive information statement on Schedule 14C (the “Definitive Information Statement”) on March 6, 2006. The Definitive Information Statement was deemed ratified and effective as of March 26, 2006, a date which was at least 20 days after the date the Definitive Information Statement was furnished to the Company’s stockholders. On April 10, 2006, the Company filed an amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State to effectuate such amendments.
     On April 10, 2006, Valentec Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, filed an amendment to its Certificate of Incorporation with the Delaware Secretary of State to change its name from ‘Valentec Systems, Inc.’ to ‘Valentec Operating Corp.’

ITEM 8.01	OTHER EVENTS
     In connection with the name change of the Company to ‘Valentec Systems, Inc.’, the Company’s ticker symbol was changed to ‘VSYN.PK,’ effective at the start of trading on April 17, 2006. The Company will continue to trade on the Pink Sheets.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

Exhibit	Description

Exhibit 3.1	Certificate of Amendment to the Certificate of Incorporation of Acorn Holding Corp.	Provided herein.

Exhibit 3.2	Certificate of Amendment to the Certificate of Incorporation of Valentec Systems, Inc.	Provided herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2006
VALENTEC SYSTEMS, INC.
	By:	/s/ Robert A. Zummo
	Name:	Robert A. Zummo
	Title:	President and Chief Executive Officer

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